AMENDMENT TO SOFTWARE AND SERVICES LICENSE AGREEMENT

This Amendment to Software and Services License Agreement (this "**Amendment**"), dated as of the Amendment date as set forth below (the "**Amendment Date**"), is by and between the licensee set forth on the signature page hereto ("**Licensee**") and North Capital Investment Technology, Inc. ("**NCIT**"). Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Agreement (as defined below).

RECITALS

A. Licensee and NCIT are party to that certain Software and Services License Agreement (as may have been previously amended, the "**Agreement**"), dated as of the Agreement date as set forth below (the "**Agreement Date**").

B. The parties desire to modify and amend the Agreement, as set forth in this Amendment.

Amendment

Now, therefore, the parties agree as follows:

1. Amendment to Software and Services. The Agreement is hereby amended by deleting Schedule A, Schedule B and Schedule C to the Agreement in their entirety and replacing it with Schedule A, Schedule B and Schedule C attached to this Amendment. References to Schedule A, Schedule B and Schedule C in the Agreement shall on and after January 1, 2023 be references to Schedule A, Schedule B and Schedule C attached hereto.

2. Miscellaneous.

(a) The parties hereby ratify and affirm each of the terms and provisions of the Agreement, as amended by this Amendment, which shall remain in full force and effect.

(b) This Amendment constitutes the entire amendment to the Agreement and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement or any rights or claims thereunder.

(c) In the event of a conflict between any provisions of the Agreement and any provisions of this Amendment, such provision of this Amendment shall control.

(d) The Agreement, as amended by this Amendment, comprises the full and complete agreement of the parties with respect to the transactions contemplated by the Agreement and supersedes and cancels all prior communications, understandings and agreements between the parties, whether written or oral, expressed or implied.

(e) This Amendment shall be governed by and construed and interpreted in accordance with the substantive laws of Delaware, without regard to conflict of laws principles. The dispute resolution provisions of the Agreement are incorporated herein by reference.

(f) This Amendment may be executed in multiple counterparts, each of which will be deemed an original, and all of which will constitute the same document. A signed copy of this Amendment by facsimile, email or other means of electronic transmission or signature is deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

In witness whereof, the parties have caused this Amendment to be executed as of the Amendment Date.

Agreement Date: September 28, 2020	Amendment Date: April 20, 2023
LICENSEE: Arrived Holdings, Inc.	NORTH CAPITAL INVESTMENT TECHNOLOGY, INC.
By:______________________	By:______________________
Name: Ryan Frazier	Name: James P. Dowd
Title: CEO	Title: President and Chief Executive Officer
Date:______________________	Date:______________________

SCHEDULE A

SOFTWARE AND SERVICES

The following Services will be provided under this Agreement (as marked below), subject to Licensee's payment of the applicable fees and expenses listed in Schedule B:

Summary of Services (mark with "X" below; include number of subscriptions, as applicable)	
_____X_____	1. TransactAPI ● One instance of TransactAPI to be used in a live production environment (PROD). ● One instance of TransactAPI to be used for pre-production testing purposes (STAGING). ● Installation and functional configuration of the two instances above, according to the software and services specifications for TransactAPI.
____________	2. White-label Platform (Marketplace-as-a-Service) ● All of the services in (1.) above. ● One instance of White-label Platform Technology to be used in a live production environment (PROD). ● One instance of White-label Platform Technology to be used for pre-production testing purposes (STAGING). ● Installation and functional configuration of the two instances above, according to the software and services specifications.
____________	3. DirectInvest Button ● TransactAPI Client ID and access to the Client Admin Environment. ● Creation of one offering in TransactAPI. ● Embed and sharing capabilities for integration of the DirectInvest Button Technology.
____________	4. DirectAccreditation Button ● TransactAPI Client ID and access to the Client Admin Environment. ● Embed and sharing capabilities for integration of the DirectAccreditation Button Technology.
_____X_____	5. NCIT Affiliate Facilitation of Third Party Payment Processing Services ● As set forth in, and subject to the terms and conditions of, that certain Payment Processing Services Addendum to Software and Services License Agreement incorporated herein by reference and in effect from time to time pursuant to the terms thereof.
_____X_____	6. NCIT Affiliate Facilitation of Accredited Investor Verification Services ● As set forth in, and subject to the terms and conditions of, that certain Accredited Investor Verification Services Addendum to Software and Services License Agreement incorporated herein by reference and in effect from time to time pursuant to the terms thereof.
_____X_____	7. NCIT Affiliate Facilitation of Identity Verification Services ● As set forth in, and subject to the terms and conditions of, that certain Identity Verification Services Addendum to Software and Services License Agreement incorporated herein by reference and in effect from time to time pursuant to the terms thereof.

Each of the Services may be updated or modified from time to time, and tools and features may be added or removed, as determined in NCIT's sole discretion.

SCHEDULE B

FEES AND EXPENSES

The following fees and expenses shall apply to the Services to be provided by NCIT to Licensee, as applicable as set forth on Schedule A, which Licensee shall pay or cause to be paid to or deposited with NCIT as set forth below and in Section 8:

(1) TransactAPI Basic Licensing and Service Fee

A. Basic licensing and service fee of $2,000 per month to be paid monthly in advance, subject to overages below.

(2) White-label Platform (Marketplace-as-a-Service) Basic Licensing and Service Fee

A. Installation and set-up fee of $5,000, which includes basic installation of a dedicated portal instance and a client instance in the TAPI Admin Console, support, and troubleshooting during the integration period, to be paid within three business days of the Effective Date.

B. Basic licensing and service fee of $2,500 per month, to be paid monthly in advance, beginning at the earlier of: (i) 30 days from the Effective Date; or (ii) deployment to production as specified by Licensee.

(3) DirectInvest Button Basic License and Service Fee

A. Installation and set-up fee of $500, which includes basic set-up of one offering and one DirectInvest Button offering, a client instance in the TAPI Admin Console, support and troubleshooting during integration period, to be paid within three business days of the Effective Date.

B. Basic licensing and service fee of $500 per month, or part thereof, per offering for the duration of the offering beginning at the earlier of: (i) 30 days from the date of installation; and (ii) the "go-live date" as specified by Licensee, to be paid at the beginning of each month.

(4) DirectAccreditation Button Basic License and Service Fee

A. Installation and set-up fee of $250, which includes basic set-up of one DirectAccreditation Button offering, a client instance in the TAPI Admin Console, support and troubleshooting during integration period, to be paid within three business days of the Effective Date.

B. Basic licensing and service fee of $250 per month, or part thereof, beginning at the earlier of: (i) 30 days from the date of installation; and (ii) the "go-live date" as specified by Licensee, to be paid at the beginning of each month.

(5) Payment Processing Fees and Deposit (if applicable)

A. As set forth in that certain Payment Processing Services Addendum to Software and Services License Agreement incorporated herein by reference and in effect from time to time pursuant to the terms thereof.

(6) Accredited Investor Verification Fees and Retainer (if applicable)

A. As set forth in that certain Accredited Investor Verification Services Addendum to Software and Services License Agreement incorporated herein by reference and in effect from time to time pursuant to the terms thereof.

(7) Identity Verification Fees and Retainer (if applicable)

A. As set forth in that certain Identity Verification Services Addendum to Software and Services License Agreement incorporated herein by reference and in effect from time to time pursuant to the terms thereof.

*Integration period limited to 30 days post-installation; support and troubleshooting after the integration period subject to "T+M" rates set forth in Schedule C below.
**TransactAPI basic licensing and service fee includes usage limits of a maximum of 2,000,000 API calls per month and a fair use of concurrent connections limit of 100 connections. Licensee shall pay NCIT $500 for each 1,000,000 API calls in excess of such maximum in any given month.
***Licensee is solely responsible for any regulatory or other filings or registrations in connection with the license or use of NCIT's technology products or services.
****The fees payable under this Agreement, plus the other relevant fees attributable to any public offering, shall be capped at an aggregate amount not to exceed as permitted by applicable FINRA rules. For any public offering, Licensor shall not receive any Fee under Schedule B of this Agreement in excess of $100,000 in the aggregate in connection with each such public offering.

Any contractual agreements with third party vendors are not subject to the terms of this Agreement, unless otherwise provided for herein. References to third party fees, expenses, expense rates and cost estimates are for indicative purposes only. Such fees may include, but are not limited to, the following:

- Design and branding
- UX design
- Independent project management
- Custom development
- System integration services
- Testing services
- System configuration, administration, support
- Dedicated servers
- Backups and storage
- Disaster recovery
- Bandwidth and load balancing
- DNS management
- Email marketing and support
- Electronic document management systems (Docusign/Echosign)
- Identity verification (KYC/OFAC/AML) and accreditation checks
- Payment processing fees
- SSL Certificates

ALL SALES ARE FINAL; NO REFUNDS OR EXCHANGES.

SCHEDULE C

T+M FEES AND EXPENSES

This Schedule C is provided for information purposes only. Any and all project management and general technical support, including, without limitation, troubleshooting and debugging, will be charged on a time and material ("T+M") basis.

The following hourly rates will apply, which NCIT reserves the right to update with 30 days' prior written notice.

Senior Consultant	$250
Project Manager	$150

Discount for 100 hour prepaid block:	5%
Discount for 250 hour prepaid block:	10%

Materials and services provided under this Schedule C by parties other than NCIT or its affiliates will be billed at cost.

NORTHCAPITAL

PAYMENT PROCESSING FACILITATION SERVICES ADDENDUM TO SOFTWARE AND SERVICES LICENSE AGREEMENT

This Payment Processing Facilitation Services Addendum to Software and Services License Agreement (including any exhibit referenced herein, collectively, this "Addendum") made and effective as of the Effective Date, contains the terms and conditions upon which NCIT will make available to Licensee through its wholly-owned subsidiary, North Capital Private Securities Corporation ("NCPS", and together with NCIT, as applicable, "North Capital"), and Payment Processing Providers (as defined below) the Payment Processing Facilitation Services (as defined below). NCPS shall be a third party beneficiary to this Addendum.

NCIT and Licensee are parties to a certain Software and Services License Agreement, which contains the terms and conditions upon which NCIT has granted to Licensee a revocable, non-exclusive, non-transferable and non-sublicensable license to use certain software, computer programs, business processes, integrated services and documentation as more particularly described therein, and to which this Addendum is incorporated therein by this reference and made a part thereof with respect to the Payment Processing Facilitation Services (as may be amended or restated from time to time and including this Addendum and any other outstanding addendums for the Services, collectively, the "Agreement"). Capitalized terms used in this Addendum and not otherwise defined shall have the meanings set forth in the Agreement.

1. Additional Definitions. When used in this Addendum, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:

"ACH" means Automated Clearing House.

"Addendum" has the meaning set forth in the preamble.

"Addendum Term" has the meaning set forth in Section 9.1.

"Agreement" has the meaning set forth in the preamble.

"Charge" means a credit or debit instruction to capture funds from an account maintained and used in connection with a Payment Method.

"Chargeback" means an instruction initiated by or on behalf of an Authorized User to return funds for an existing Charge.

"Deposit" has the meaning set forth in Exhibit A.

"Dispute" means an instruction initiated for the return of funds for an existing Charge (including a Chargeback or dispute on a Network or on the ACH network).

"Escrow Agreement" has the meaning set forth in Section 7.

"Escrow Party" has the meaning set forth in Section 7.

"Financial Services Terms" means the additional terms required by one or more of Payment Processing Provider, Payment Method Provider or Payment Method Acquirer related to specific financial services.

"Fine" means any fines, levies or other charges imposed as a result of a violation of Law or this Addendum, or as permitted by the Payment Method Rules.

"Legal Process" has the meaning set forth in Section 12.

"NACHA" means National Automated Clearing House Association.

"NACHA Operating Rules" means NACHA's operating rules that apply to the ACH network as in effect from time to time.

"NCPS" has the meaning set forth in the preamble.

"Networks" means payment cards such as Visa U.S.A., Inc. and Visa International, MasterCard International Incorporated, American Express and Discover Financial Services, LLC.

"Network Rules" means operating rules that apply to Networks as in effect from time to time.

"North Capital" has the meaning set forth in the preamble.

"Payment Method" means a type of payment method accepted as part of the Payment Processing Facilitation Services, such as credit card, debit card and ACH.

"Payment Method Acquirer" means a financial institution that is authorized by a Payment Method Provider to enable the use of a Payment Method by accepting Charges on behalf of the Payment Method Provider, and routing these Charges to the Payment Method Provider, such financial institution to constitute a "Subcontractor" as defined in the Agreement.

"Payment Method Provider" means the provider of a Payment Method, such provider to constitute a "Subcontractor" as defined in the Agreement.

"Payment Method Rules" means the guidelines, bylaws, rules and regulations imposed by the Payment Processing Provider that operate the payment processing and the Payment Method Providers and Payment Method Acquirers that operate Payment Methods supported thereby (including Network Rules and NACHA Operating Rules), as in effect from time to time, such guidelines, bylaws, rules and regulations to constitute "Documentation" as defined in the Agreement.

"Payment Processing Fees" has the meaning set forth in Exhibit A.

"Payment Processing Provider" means the payment processer designated by North Capital from time to time, currently Worldpay, Inc. and/or Stripe, such payment processer to constitute a "Subcontractor" as defined in the Agreement.

"Payment Processing Facilitation Services" means services to process Charges through Licensee made by Authorized Users in connection with Transactions as such services are available to North Capital to provide through the Payment Processing Provider, such services to constitute "Services" as defined in the Agreement.

"Payment Terms" means the additional terms that apply between Licensee or an Authorized User and one or more of

NORTHCAPITAL

Payment Processing Provider, Payment Method Provider or a Payment Method Acquirer related to a specific Payment Method.

"Platform" has the meaning set forth in Section 4.6.

"Registrants" means Licensee, its representatives, principals, beneficial owners and other individuals associated with the registration of Licensee for the Payment Processing Facilitation Services.

"Restricted Business" means any activities North Capital, a Payment Processing Provider, a Payment Provider or a Payment Acquirer may identify from time to time in their sole discretion as a restricted business or activity, including, without limitation, use of the Payment Processing Facilitation Services in or for the benefit of a country, organization, entity or person embargoed or blocked by any government, including those on sanctions lists identified by the United States Office of Foreign Asset Control ("OFAC"), intellectual property or proprietary rights infringement, regulated or illegal products and services, gambling, counterfeit or unauthorized goods, cryptocurrencies, adult content and services, unfair, predatory or deceptive practices and aggregation or drug paraphernalia.

"Return" means an instruction initiated to return funds unrelated to an existing Charge.

"Reversal" means an instruction initiated by NCPS, a Payment Services Provider, a Payment Method Provider or a Payment Method Acquirer to return funds for an existing Charge. Reversals may result from: (a) invalidation of a Charge by a Payment Method Provider or a Payment Method Acquirer; (b) funds settled to Licensee in error or without authorization; (c) submission of a Charge in violation of this Addendum or the Payment Method Rules; and (d) inability to deliver preordered products or services.

"Third Party Services" has the meaning set forth in Section 13.

"Transactions" has the meaning set forth in Section 2.1.

2. Payment Processing Facilitation Services.

2.1 During the Addendum Term, North Capital agrees to make available the Payment Processing Facilitation Services as set forth in this Addendum. Licensee may only use the Payment Processing Facilitation Services to facilitate legitimate purchases, sales, orders, investments and similar transactions with, and the payment of interest, dividends, repayments and other distributions with respect thereto to, Authorized Users (collectively, "Transactions"). Licensee is solely responsible for the Transactions, as well as any relationship with Authorized Users in connection with Transactions, including the Payment Processing Facilitation Services. Services are subject to the Privacy Policy and Terms of Use.

2.2 North Capital is not a bank or other financial institution, Payment Processing Provider, Payment Method Provider or Payment Method Acquirer, and North Capital does not accept deposits (other than into escrow as may be provided by NCPS in support of the Transactions as provided in Section 7 or as otherwise provided in this Addendum or by separate agreement as permitted by Law), provide loans or extend credit.

3. Registration; Information. In connection with Licensee's registration with North Capital for the Payment Processing Facilitation Services and during the Addendum Term from time to time, North Capital may request from Licensee financial information and information North Capital may use to identify Registrants. Licensee authorizes and directs: (a) North Capital to retrieve information about Registrants from North Capital's service providers or other third parties, including credit reporting agencies and information bureaus; (b) such third parties to compile and provide such information to North Capital; and (c) North Capital to use such information to verify any other information provided to North Capital. Licensee shall maintain accurate, correct and complete registration information and promptly notify North Capital in writing of any changes affecting Licensee or Registrants, the nature of Licensee's business activities or any other pertinent information. North Capital may use, retain and share such information with its affiliates, Payment Processing Providers, Payment Method Providers and Payment Method Acquirers as necessary or appropriate in connection with the Payment Processing Facilitation Services. Services are subject to the Privacy Policy and Terms of Use.

4. Access and Use.

4.1 Licensee may only submit Charges through the Payment Processing Facilitation Services that are authorized by Authorized Users. Licensee authorizes and directs North Capital, the Payment Processing Provider, Payment Method Providers and Payment Method Acquirers to receive and settle any payment processing proceeds payable to Licensee or its affiliates or Authorized Users through the Payment Processing Facilitation Services.

4.2 Licensee maintains the direct relationship with Authorized Users and is responsible for: (a) acquiring appropriate consent to submit Charges through the Payment Processing Facilitation Services on their behalf; (b) providing confirmation or receipts to Authorized Users for each Charge; (c) verifying identities; and (d) determining Licensee's eligibility and authority to complete Transactions. North Capital is not responsible or liable for Charges that are later the subject of a Dispute, Chargeback, Reversal or Return, are submitted without authorization or in error, or violate this Addendum, Law or Payment Method Rules. LICENSEE IS IMMEDIATELY RESPONSIBLE TO NORTH CAPITAL FOR ALL DISPUTES, CHARGEBACKS, REVERSALS, RETURNS AND FINES REGARDLESS OF THE REASON OR TIMING.

4.3 Licensee shall not use, or permit others to use, the Payment Processing Facilitation Services to facilitate illegal transactions, in connection with a Restricted Business, for personal, family or household purposes, to send money to others except as permitted in a Transaction or for any other purpose prohibited by this Addendum, Law or Payment Method Rules. In addition, Licensee shall not allow, and shall not allow others to: (a) access or attempt to access non-public North Capital systems, programs,

NORTHCAPITAL

Licensee Data or Payment Processing Facilitation Services except as provided in this Addendum and in compliance with Law and Payment Method Rules; (b) copy, reproduce, republish, upload, post, transmit, resell or distribute in any way, any data, content or any part of the Payment Processing Facilitation Services; (c) transfer any rights granted to Licensee under this Addendum; (d) work around any of the technical limitations of the Payment Processing Facilitation Services or enable functionality that is disabled or prohibited; (e) reverse engineer or attempt to reverse engineer the Payment Processing Facilitation Services; (f) perform or attempt to perform any actions that would interfere with the normal operation of the Payment Processing Facilitation Services or affect use of the Payment Processing Facilitation Services by other users; or (g) impose an unreasonable or disproportionately large load on the Payment Processing Facilitation Services.

4.4 North Capital may refuse, condition or suspend any Charges that North Capital believes may: (a) violate this Addendum or other agreements Licensee may have with North Capital or its affiliates; (b) violate Law or Payment Method Rules; (c) be unauthorized, fraudulent or illegal; or (d) expose Licensee, North Capital or others to risks unacceptable to North Capital. If North Capital suspects or knows that Licensee is using or has used the Payment Processing Facilitation Services for unauthorized, fraudulent or illegal purposes, North Capital may share any information related to such activity with the appropriate financial institution, governmental authority or law enforcement agency consistent with North Capital's legal obligations. This information may include information about Licensee, Registrants, Authorized Users, Transactions and use of the Payment Processing Facilitation Services. Licensee waives any right to any claim against North Capital for losses Licensee may incur that may result from such action or inaction with respect thereto.

4.5 Licensee is solely responsible for reconciling the information generated by use of the Payment Processing Facilitation Services with Licensee records of Transactions and for identifying any errors. Licensee agrees to review such information and immediately notify North Capital of any errors.

4.6 If Licensee connects the Payment Processing Facilitation Services to a platform ("Platform"), Licensee authorizes North Capital to permit the Platform to: (a) access any Licensee Data; and (b) assist with creating and managing Transactions and Charges. Licensee must separately agree with the Platform to pay any platform fees, and any platform fees will be in addition to any fees or expenses due pursuant to this Addendum. Once Licensee has authorized a Platform to connect to the Payment Processing Facilitation Services, the Platform will continue to have access to the Payment Processing Facilitation Services and will be authorized to perform its functions until Licensee specifically withdraws its authorization by providing North Capital with written notice.

5. Licensee Responsibilities and Disclosures to Authorized Users.

5.1 Licensee agrees to: (a) accurately communicate, and not misrepresent, the nature of the Transaction, and the amount of the Charge in the appropriate currency; (b) provide a receipt that accurately describes each Transaction to such Authorized User; (c) provide Authorized Users a meaningful way to contact Licensee; (d) not use Payment Processing Facilitation Services to sell products or services in a manner that exposes Authorized Users to unreasonable risks or does not disclose material terms of a Transaction in advance; (e) inform Authorized Users that NCPS and Subcontractors process payment transactions for Licensee; (f) provide Authorized Users who are individuals with disclosures required by Law and Payment Method Rules; and (g) not engage in unfair, deceptive or abusive acts or practices.

5.2 Licensee is solely responsible for the security of any data on Licensee's website, Licensee's servers, in Licensee's possession or that Licensee is otherwise authorized to access or handle, including, without limitation, data of Authorized Users. Notwithstanding, in North Capital's sole discretion, North Capital may take any action to maintain the integrity and security of the Payment Processing Facilitation Services, or to prevent harm to Licensee, North Capital, Authorized Users or others. Licensee waives any right to any claim against North Capital for losses Licensee may incur that may result from such action or inaction with respect thereto. Licensee is solely responsible for any relationship with Authorized Users, including in connection with the Payment Processing Facilitation Services.

6. Payment Methods.

6.1 Use of the Payment Processing Facilitation Services may be subject to, and Licensee is solely responsible for complying with and making sure Authorized Users comply with, Financial Services Terms and Payment Terms that apply with one or more Payment Processing Providers, Payment Method Providers or Payment Method Acquirers. By using the Payment Processing Facilitation Services, Licensee agrees to the applicable Payment Terms and Financial Services Terms, including those that separately bind Licensee with one or more Payment Processing Providers, Payment Method Providers and Payment Method Acquirers. Additionally, such parties and NCPS may enforce the terms of this Addendum directly against Licensee. North Capital may add or remove Payment Processing Providers, Payment Method Providers and Payment Method Acquirers at any time. The Payment Terms and Financial Services Terms may also be amended from time to time.

6.2 Licensee's acceptance of payment card payments shall comply with applicable Network Rules, Payment Card Industry Data Security Standards and, if applicable, Payment Application Data Security Standards. If required by a Network, Licensee and Authorized Users shall enter into a direct contractual relationship with the Payment Method Acquirer for the Charges processed through the applicable Network. The Networks may amend the Network Rules at any time without notice, and North Capital reserves the right to change the Payment Processing Facilitation Services at any time to comply with the Network Rules. The

parties may share with the Networks (and the Payment Method Acquirer) information required to process Charges.

6.3 Charges submitted over the ACH network shall comply with the NACHA Operating Rules. NACHA may amend the NACHA Operating Rules at any time, and North Capital may amend this Addendum or make changes to the Payment Processing Facilitation Services as necessary to comply with the NACHA Operating Rules. Licensee shall obtain Authorized User's consent to debit or credit their bank account and initiate a Charge over the ACH network in a form and manner that complies with the NACHA Operating Rules and the documentation for ACH transactions.

6.4 Licensee's continuing use of the Payment Processing Facilitation Services constitutes Licensee's consent and agreement to any such additions, removals and amendments of Payment Terms, Financial Services Terms and Payment Method Rules from time to time effective as instituted.

7. Escrow Agreement. In connection with a Transaction, Licensee or its sponsor, manager, platform or other affiliate ("Escrow Party") shall execute an escrow agreement with NCPS to manage funds deposited into an escrow account, including funds received as a result of Payment Processing Facilitation Services ("Escrow Agreement"). Licensee on its behalf and on behalf of each other Escrow Party authorizes NCPS to immediately debit the amount of any Chargebacks from such escrow account to be returned to the Authorized User. In the event the escrow account has insufficient funds or is closed, the Escrow Agreement has expired or is terminated or there is some other fact or circumstance making such debit not possible for any reason, Licensee on its behalf and on behalf of each other Escrow Party authorizes North Capital to deduct from any Escrow Party's bank account on record with North Capital the amount of any Chargebacks to be returned to the Authorized User, and if there are insufficient funds to do so, Licensee shall promptly pay to North Capital the amount necessary to process such Chargeback and release, defend, indemnify and hold North Capital harmless from any losses associated with the delayed return or failure to return any Chargeback required to be returned to the Authorized User.

8. Payment Processing Fees; Payments.

8.1 Licensee shall pay NCIT the Payment Processing Fees in accordance with Section 8 of the Agreement as amended by this Section 8.1. Section 8.2 (Fee Increases) of the Agreement shall not apply to the Payment Processing Fees. North Capital may update the Payment Processing Fees from time to time by providing written notice to Licensee as set forth in Exhibit A and such updates shall be effective at the time of such notice.

8.2 Licensee is solely responsible for determining what taxes, if any, apply to the use of the Payment Processing Facilitation Services and all payments or payouts Licensee makes to any third party through the Payment Processing Facilitation Services, and for assessing, collecting, reporting and remitting applicable taxes as required by Law.

8.3 To the extent permitted by Law: (a) NCPS may collect or set-off amounts owed by an Escrow Party from balances held in an escrow account; (b) NCIT may collect or set-off amounts owed by Licensee from funds held by NCIT on Deposit; and (c) North Capital may collect or set-off amounts owed by an Escrow Party from any bank account on record with North Capital, and Licensee on its behalf and on behalf of each other Escrow Party authorizes the same. Licensee on its behalf and on behalf of each other Escrow Party guarantees all payments to North Capital in connection with the Payment Processing Facilitation Services, including, without limitation, any fees or expenses in connection with a Chargeback.

9. Addendum Term and Termination.

9.1 The term of this Addendum commences as of the Effective Date and will continue in effect until terminated as set forth in Section 9.2 below (the "Addendum Term"). The termination of the Agreement shall constitute a termination of this Addendum (unless otherwise agreed by the parties).

9.2 This Addendum may be terminated by either party as set forth in Section 10.3 of the Agreement. In addition, North Capital may suspend the Payment Processing Facilitation Services or terminate this Addendum at any time for any or no reason by providing Licensee with written notice, including, without limitation, if (a) North Capital determines in its sole discretion that Licensee is ineligible for the Payment Processing Facilitation Services; (b) the Payment Processing Facilitation Services are used in a prohibited manner or otherwise does not comply with any of the provisions of this Addendum; (c) any Law, Payment Method Rules, Payment Processing Provider, Payment Method Provider or Payment Method Acquirer requires North Capital to do so; (d) North Capital is otherwise entitled to do so under this Addendum; or (e) North Capital determines in its sole discretion any activity may create harm or loss to the goodwill of a Payment Method. A Payment Method Provider or Payment Method Acquirer may terminate Licensee's ability to accept its Payment Method at any time and for any reason, in which case Licensee will no longer be able to accept such Payment Method under this Addendum.

9.3 This Section 9.3 is in addition to the effects of expiration or termination of the Agreement pursuant to Section 10.4 of the Agreement. The termination of this Addendum shall not relieve Licensee of its obligations arising from or relating to its activities in connection with its use of the Payment Processing Facilitation Services prior to such termination, in connection with any ongoing Transactions or to pay any amounts, fees or expenses. Upon termination of this Addendum: (a) Licensee shall complete all pending Transactions and stop accepting new Transactions; (b) Licensee shall immediately remove all references to North Capital and payment network logos from Licensee's website in connection with the Payment Processing Facilitation Services; (c) if the Addendum is terminated by North Capital for breach of

NorthCapital

this Addendum, at North Capital's election North Capital may terminate the Agreement; (d) North Capital reserves the right (but has no obligation) to delete all of Licensee Data stored on North Capital's or its affiliates' servers; (e) North Capital will not be liable to Licensee for compensation, reimbursement or damages related to the use of the Payment Processing Facilitation Services, or any termination or suspension of the Payment Processing Facilitation Services or handling of Licensee Data; (f) Licensee shall pay or cause to be paid such amounts then due and payable, together with all previously accrued but not yet paid amounts as provided in Section 8, Exhibit A or otherwise, on receipt of North Capital's invoice therefor; and (g) Licensee shall remain liable and responsible with respect to representations, warranties or covenants (including, without limitation, any amounts payable) occurring prior to the date of such termination, whether or not claims relating to such representations, warranties or covenants shall have been made before or after such termination.

9.4 The provisions set forth in the following sections, and any other rights or obligations of the parties in this Addendum that, by their nature, should survive termination or expiration of this Addendum, shall survive any expiration or termination of this Addendum (including, without limitation, Section 8 (Payment Processing Fees; Payments), this Section 9 and Section 11 (Additional Licensee Indemnification)).

10. Representations and Warranties. In addition to the representations, warranties and covenants in the Agreement and in other sections of this Addendum, Licensee further represents, warrants and covenants to North Capital as of the Effective Date and at all times during the Addendum Term, as follows: (a) all users of Payment Processing Facilitation Services shall be at least 18 years of age; (b) Licensee shall, and shall cause each Authorized User to, be bound by and comply with this Addendum, as applicable to the use of the Payment Processing Facilitation Services; (c) Licensee shall be liable for any breach of this Addendum, and any misuse or unauthorized use of the Payment Processing Facilitation Services, by Licensee or Authorized Users; (d) Licensee shall fulfill all of Licensee's obligations to Authorized Users and shall resolve all disputes with them; (e) Licensee shall conduct its business as it relates to this Addendum, including, without limitation, Transactions and the access to and use of the Payment Processing Facilitation Services, in compliance with this Addendum and all Law (including, without limitation, the use or provision of financial services, transactions involving securities, notification and consumer protection, unfair competition, privacy and false advertising and handling of data) and Payment Method Rules, and has obtained and maintains all licenses, registrations, approvals and consents as are necessary or advisable to conduct such business; (f) Licensee shall not use the Payment Processing Facilitation Services in connection with any Restricted Businesses or in any manner that interferes with the normal operation of the Payment Processing Facilitation Services; (g) all information provided to North Capital, including, without limitation, as provided in Section 3 and with respect to Authorized Users and Transactions, shall be true, correct and complete and North Capital shall (i) be entitled to rely upon and assume the accuracy and completeness of all such information without independent investigation, and (ii) not be responsible or otherwise liable for verifying the adequacy, accuracy or completeness thereof for any purpose; (h) Licensee's representations, warranties and covenants are continuing and deemed to be reaffirmed each time the Payment Processing Facilitation Services are used; and (i) Licensee shall promptly notify North Capital if any representation, warranty or covenant ceases to be true, correct, accurate and complete and shall thereafter discontinue use of the Payment Processing Facilitation Services.

11. Additional Licensee Indemnification. In addition to Licensee's and its affiliates' joint and several obligation to release, indemnify, defend and hold harmless NCIT Indemnitees as set forth in Section 12.2 of the Agreement, Licensee shall and shall cause its affiliates, jointly and severally, to release, indemnify, defend and hold harmless the NCIT Indemnitees from and against any and all Losses incurred by such NCIT Indemnitees in connection with any Action that arises out of or relates to this Addendum, including, without limitation, Licensee's or an Authorized User's violation of this Addendum, Law or Payment Method Rules, use of the Payment Processing Facilitation Services or handling of Licensee Data.

12. Responding to Legal Process. North Capital may respond to and comply with any writ of attachment, lien, levy, subpoena, warrant, audit, inquiry or other legal order ("Legal Process") that North Capital believes to be valid. North Capital or any Payment Processing Provider, Payment Method Provider or Payment Method Acquirer may deliver or hold any funds or any Licensee Data as required under such Legal Process, even if Licensee is receiving funds or Licensee Data on behalf of other parties. None of North Capital Payment Processing Provider, Payment Method Provider or Payment Method Acquirer shall be responsible for any Losses, whether direct or indirect, that Licensee or an Authorized User may incur as a result of their response or compliance with a Legal Process.

13. Third Party Services. North Capital may reference or provide access to third party services, products and promotions that utilize, integrate or provide ancillary services to the Services ("Third Party Services"). These Third Party Services are provided for Licensee convenience only and do not constitute North Capital's approval, endorsement or recommendation of any such Third Party Services. Licensee's access and use of any Third Party Service is based on Licensee's own evaluation and at Licensee's own risk. If Licensee decides to use a Third Party Service, Licensee will be responsible for reviewing, understanding and accepting the terms and conditions associated with such use. North Capital expressly disclaims all responsibility and liability for use of any Third Party Service. Licensee's use of a Third Party Service is

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subject to that Third Party Service's own terms of use and privacy policies.

14. Ratification; Incorporation by Reference. The parties ratify and affirm each of the terms and provisions of the Agreement, as added to by this Addendum, which shall remain in full force and effect. Except for the addition of this Addendum, and the provisions set forth herein, to the Agreement and definition thereof, this Addendum shall not constitute a modification, acceptance or waiver of the Agreement, any provision thereof or any rights or claims thereunder. Reference to "Agreement" in the Agreement shall as of the Effective Date include this Addendum and the various provisions apply hereto and are incorporated herein by reference (including, without limitation, notices, disclaimers of warranties, indemnification, limitations of liability, governing law and jurisdiction, etc.).

15. Conflict. With respect to the Payment Processing Facilitation Services, in the event of a conflict between any provisions of the Agreement and any provisions of this Addendum, such provision of this Addendum shall control.

16. Entirety. The Agreement, including this Addendum and any other outstanding addendums for the Services, constitutes the sole and entire agreement between the parties with respect to the subject matter of the Agreement (including this Addendum and any other outstanding addendums for the Services) and supersedes and merges all prior and contemporaneous proposals, understandings, agreements, representations and warranties, both written and oral, between the parties relating to the subject matter of the Agreement (including this Addendum and any other outstanding addendums for the Services).

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EXHIBIT A - PAYMENT PROCESSING FACILITATION FEES AND EXPENSES

Licensee shall pay or cause to be paid or reimburse or cause to be reimbursed to North Capital all amounts, fees and expenses as incurred by North Capital or its affiliates in providing the Payment Processing Facilitation Services, such as with respect to Chargebacks, Disputes, Fines, Returns, Reversals, overcharges and activities in violation of or as provided by Law, the Payment Method Rules or this Addendum (collectively, "Payment Processing Fees"), as are invoiced by North Capital or by means otherwise provided in Section 8 or this Exhibit A, including, without limitation, the following:

Activity	Applicable Fee
Online ACH transaction fee:	0.15% on the amount transferred
ACH dispute/chargeback:	$50.00 per reversal/Chargeback
ACH failure return fee:	$1.50 per failure/return
Plaid Bank Verification fee:	$1.80 per linkExternalAccount function call
Credit card transaction fees percentage rate:	3.15% on the amount transferred
Credit card transaction fees base rate:	$0.70 per each transaction
Credit card dispute/chargeback fee:	$50.00 per reversal/Chargeback

To facilitate payments to and reimbursements of North Capital pursuant to Section 8, at North Capital's request at any time Licensee shall deposit or cause to be deposited in an account designated by North Capital the amount of $5,000 in cash within three business days of the Effective Date and upon North Capital's further request from time to time to be thereafter maintained at all times ("Deposit"), which North Capital may debit for reimbursement of Payment Processing Fees and charge Licensee's credit card or initiate an ACH draw against accounts on file with North Capital for replenishment. North Capital will return any remaining amounts of the Deposit, minus unpaid Payment Processing Fees and any other outstanding amounts under this Addendum, plus any Payment Processing Fees ultimately reversed for which North Capital or its affiliate has received a credit, within the later of 180 days following the expiration or termination of this Addendum or 90 days from the date of the last Chargeback, Dispute, Return, Reversal, overcharge activity; provided that North Capital in its sole discretion may by providing Licensee written notice extend such time to return remaining amounts of the Deposit in the event North Capital reasonably believes that such activity may be longer than such period of time or that loss is otherwise likely. Licensee shall have no right to interest or other amounts with respect to amounts deposited with North Capital. In the event the amount of the Deposit is insufficient for any reason as determined by North Capital in its sole discretion, North Capital may request an increase to this amount pursuant to the fee increase provisions below.

North Capital may increase the amounts set forth in this Exhibit A by providing written notice to Licensee such increase to be effective as of such notice, and the fees will be deemed amended accordingly without further notice or consent. Licensee may terminate this Addendum upon providing written notice to North Capital pursuant to Section 10.3 of the Agreement.

ALL FEES AND EXPENSES PAID TO NORTH CAPITAL ARE NON-REFUNDABLE. LICENSEE IS IMMEDIATELY RESPONSIBLE TO NORTH CAPITAL FOR ALL DISPUTES, CHARGEBACKS, REVERSALS, RETURNS AND FINES REGARDLESS OF THE REASON OR TIMING.

NORTHCAPITAL

ACCREDITED INVESTOR VERIFICATION ADDENDUM TO SOFTWARE AND SERVICES LICENSE AGREEMENT

This Accredited Investor Verification Services Addendum to Software and Services License Agreement (including any exhibit referenced herein, collectively, this "Addendum") made and effective as of the Effective Date, contains the terms and conditions upon which NCIT will make available to Licensee through its wholly-owned subsidiary, North Capital Private Securities Corporation ("NCPS", and together with NCIT, as applicable, "North Capital"), the Accredited Investor Verification Services (as defined below). NCPS shall be a third party beneficiary to this Addendum.

NCIT and Licensee are parties to a certain Software and Services License Agreement, which contains the terms and conditions upon which NCIT has granted to Licensee a revocable, non-exclusive, non-transferable and non-sublicensable license to use certain software, computer programs, business processes, integrated services and documentation as more particularly described therein, and to which this Addendum is incorporated therein by this reference and made a part thereof with respect to the Accredited Investor Verification Services (as may be amended or restated from time to time and including this Addendum and any other outstanding addendums for the Services, collectively, the "Agreement"). Capitalized terms used in this Addendum and not otherwise defined shall have the meanings set forth in the Agreement.

1. Additional Definitions. When used in this Addendum, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:

"Accredited Investor Verification Fees" has the meaning set forth in Exhibit A.

"Accredited Investor Verification Services" means information review services performed by NCPS as a U.S. registered broker-dealer through NCIT's technology to verify whether certain potential investors or other participants ("Applicant") are: (i) "accredited investors" within the meaning of Rule 501(a) of Regulation D of the U.S. Securities Act of 1933, as amended ("Securities Act"); (ii) "qualified purchasers" within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended; or (iii) "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act, as such services are requested of North Capital by or on behalf of Licensee or an Authorized User, such services to constitute "Services" as defined in the Agreement.

"Addendum" has the meaning set forth in the preamble.

"Addendum Term" has the meaning set forth in Section 5.1.

"Agreement" has the meaning set forth in the preamble.

"NCPS" has the meaning set forth in the preamble.

"North Capital" has the meaning set forth in the preamble.

"Third Party Services" has the meaning set forth in Section 8.

2. Accredited Investor Verification Services.

2.1 During the Addendum Term, North Capital shall, or shall cause its designated representatives and agents to, complete the Accredited Investor Verification Services with respect to an Applicant within three business days of notice and receipt of all authorizations, information, records and data and in the form required for North Capital to perform the Accredited Investor Verification Services with respect to such Applicant.

2.2 Licensee authorizes and directs North Capital and its designated representatives and agents to: (a) conduct the Accredited Investor Verification Services; and (b) disclose, use and retain any authorizations, information, records and data received in connection with this Addendum as required or advisable to provide the Accredited Investor Verification Services or otherwise to comply with Law.

2.3 All Services are subject to the Privacy Policy and Terms of Use. THE ACCREDITED INVESTOR VERIFICATION SERVICES ARE BEING PROVIDED "AS IS" AND NORTH CAPITAL HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHER.

3. Licensee Responsibilities. Licensee shall provide to North Capital all authorizations, information, records and data and in the form required for North Capital to perform the Services. Licensee is solely responsible for the security of any data on Licensee's website, Licensee's servers, in Licensee's possession or that Licensee is otherwise authorized to access or handle, including, without limitation, data of Applicants. Notwithstanding, in North Capital's sole discretion, North Capital may take any action to maintain the integrity and security of the Accredited Investor Verification Services, or to prevent harm to Licensee, North Capital, Authorized Users or others. Licensee waives any right to any claim against North Capital for losses Licensee may incur that may result from such action or inaction with respect thereto. Licensee is solely responsible for any relationship with Authorized Users and Applicants, including in connection with the Accredited Investor Verification Services.

4. Accredited Investor Verification Fees; Payments.

4.1 Licensee shall pay NCIT the Accredited Investor Verification Fees in accordance with Section 8 of the Agreement as amended by this Section 4.1. Section 8.2 (Fee Increases) of the Agreement shall apply to the Accredited Investor Verification Fees. North Capital may update the Accredited Investor Verification Fees from time to time as set forth therein.

4.2 Licensee is solely responsible for determining what taxes, if any, apply to the use of the Accredited Investor Verification Services and for assessing, collecting, reporting and remitting applicable taxes as required by Law.

5. Addendum Term and Termination.

5.1 The term of this Addendum commences as of the Effective Date and will continue in effect until terminated as set forth in

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Section 5.2 below (the "Addendum Term"). The termination of the Agreement shall constitute a termination of this Addendum (unless otherwise agreed by the parties).

5.2 This Addendum may be terminated by either party as set forth in Section 10.3 of the Agreement. In addition, North Capital may suspend the Accredited Investor Verification Services or terminate this Addendum at any time for any or no reason by providing Licensee with written notice, including, without limitation, if (a) Licensee uses the Accredited Investor Verification Services in a prohibited manner or otherwise does not comply with any of the provisions of this Addendum; (b) any Law requires North Capital to do so; or (c) North Capital is otherwise entitled to do so under this Addendum.

5.3 This Section 5.3 is in addition to the effects of expiration or termination of the Agreement pursuant to Section 10.4 of the Agreement. The termination of this Addendum shall not relieve Licensee of its obligations arising from or relating to activities in connection with its use of the Accredited Investor Verification Services prior to such termination or to pay any amounts, fees or expenses. Upon termination of this Addendum: (a) Licensee shall immediately remove all North Capital logos and references from Licensee's website from Licensee's website in connection with the Accredited Investor Verification Services; (b) if the Addendum is terminated by North Capital for breach of this Addendum, at North Capital's election North Capital may terminate the Agreement; (c) North Capital reserves the right (but has no obligation) to delete all of Licensee Data stored on North Capital's or its affiliates' servers; (d) North Capital will not be liable to Licensee for compensation, reimbursement or damages related to use of the Accredited Investor Verification Services, or any termination or suspension of the Accredited Investor Verification Services or handling of Licensee Data; (e) Licensee shall pay or cause to be paid such amounts then due and payable, together with all previously accrued but not yet paid amounts as provided in Section 4, Exhibit A or otherwise, on receipt of North Capital's invoice therefor; and (f) Licensee shall remain liable and responsible with respect to representations, warranties or covenants (including, without limitation, any amounts payable) occurring prior to the date of such termination, whether or not claims relating to such representations, warranties or covenants shall have been made before or after such termination.

5.4 The provisions set forth in the following sections, and any other rights or obligations of the parties in this Addendum that, by their nature, should survive termination or expiration of this Addendum, shall survive any expiration or termination of this Addendum (including, without limitation, Section 4 (Accredited Investor Verification Fees; Payments), this Section 5 and Section 7 (Additional Licensee Indemnification)).

6. Representations and Warranties. In addition to the representations, warranties and covenants in the Agreement and in other sections of this Addendum, Licensee further represents, warrants and covenants to North Capital as of the Effective Date and at all times during the Addendum Term, as follows: (a) Licensee shall, and shall cause each Authorized User to, be bound by and comply with this Addendum, as applicable to the use of the Accredited Investor Verification Services; (b) Licensee shall be liable for any breach of this Addendum, and any misuse or unauthorized use of the Accredited Investor Verification Services; (c) Licensee shall conduct its business as it relates to this Addendum, including, without limitation, the access to and use of the Accredited Investor Verification Services, in compliance with this Addendum and all Law (including, without limitation, transactions involving securities, privacy and handling of data), and has obtained and maintains all licenses, registrations, approvals and consents as are necessary or advisable to conduct such business; (d) all information provided to North Capital shall be true, correct and complete and North Capital shall (i) be entitled to rely upon and assume the accuracy and completeness of all such information without independent investigation, and (ii) not be responsible or otherwise liable for verifying the adequacy, accuracy or completeness thereof for any purpose; (e) Licensee's representations, warranties and covenants are continuing and deemed to be reaffirmed each time Licensee uses the Accredited Investor Verification Services; and (f) Licensee shall promptly notify North Capital if any representation, warranty or covenant ceases to be true, correct, accurate and complete and shall thereafter discontinue use of the Accredited Investor Verification Services.

7. Additional Licensee Indemnification. In addition to Licensee's and its affiliates' joint and several obligation to release, indemnify, defend and hold harmless NCIT Indemnitees as set forth in Section 12.2 of the Agreement, Licensee shall and shall cause its affiliates, jointly and severally, to release, indemnify, defend and hold harmless the NCIT Indemnitees from and against any and all Losses incurred by such NCIT Indemnitees in connection with any Action that arises out of or relates to this Addendum, including, without limitation, Licensee's or an Authorized User's violation of this Addendum or Law, use of the Accredited Investor Verification Services or handling of Licensee Data.

8. Third Party Services. North Capital may reference or provide access to third party services, products and promotions that utilize, integrate or provide ancillary services to the Services ("Third Party Services"). These Third Party Services are provided for Licensee convenience only and do not constitute North Capital's approval, endorsement or recommendation of any such Third Party Services. Licensee's access and use of any Third Party Service is based on Licensee's own evaluation and at Licensee's own risk. If Licensee decides to use a Third Party Service, Licensee will be responsible for reviewing, understanding and accepting the terms and conditions associated with such use. North Capital expressly disclaims all responsibility and liability for Licensee use of any Third Party Service. Licensee use of a Third Party Service is

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subject to that Third Party Service's own terms of use and privacy policies.

9. Ratification; Incorporation by Reference. The parties ratify and affirm each of the terms and provisions of the Agreement, as added to by this Addendum, which shall remain in full force and effect. Except for the addition of this Addendum, and the provisions set forth herein, to the Agreement and definition thereof, this Addendum shall not constitute a modification, acceptance or waiver of the Agreement, any provision thereof or any rights or claims thereunder. Reference to "Agreement" in the Agreement shall as of the Effective Date include this Addendum and the various provisions apply hereto and are incorporated herein by reference (including, without limitation, notices, disclaimers of warranties, indemnification, limitations of liability, governing law and jurisdiction, etc.).

10. Conflict. With respect to the Accredited Investor Verification Services, in the event of a conflict between any provisions of the Agreement and any provisions of this Addendum, such provision of this Addendum shall control.

11. Entirety. The Agreement, including this Addendum and any other outstanding addendums for the Services, constitutes the sole and entire agreement between the parties with respect to the subject matter of the Agreement (including this Addendum and any other outstanding addendums for the Services) and supersedes and merges all prior and contemporaneous proposals, understandings, agreements, representations and warranties, both written and oral, between the parties relating to the subject matter of the Agreement (including this Addendum and any other outstanding addendums for the Services).

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EXHIBIT A – ACCREDITED INVESTOR VERIFICATION FEES AND EXPENSES

Licensee shall pay or cause to be paid or reimburse or cause to be reimbursed to NCIT all amounts, fees and expenses as incurred by North Capital or its affiliates in providing the Accredited Investor Verification Services (collectively, "Accredited Investor Verification Fees"), as are invoiced by NCIT or by means otherwise provided in Section 4 or this Exhibit A, including, without limitation, the following:

Activity	Applicable Fee
Review fee:	$30.00 per requestAiVerification function call*

*Review fee based on North Capital's receipt of all authorizations, information, records and data and in the form required for North Capital to perform the Accredited Investor Verification Services with respect to such Applicant; NCIT reserves the right to charge an additional review fee upon notice to Licensee in the event an Applicant's authorizations, information, records or data are insufficient in form or substance requiring North Capital's additional review and performance of Accredited Investor Verification Services.

NCIT may increase the amounts set forth in this Exhibit A by providing written notice to Licensee such increase to be effective as of such notice, and the fees will be deemed amended accordingly without further notice or consent. Licensee may terminate this Addendum upon providing written notice to North Capital pursuant to Section 10.3 of the Agreement.

All such fees are non-refundable regardless of the determination of an Applicant's accreditation status and may be charged by NCIT using the payment information on file with North Capital or otherwise invoiced.

ALL SALES ARE FINAL; NO REFUNDS OR EXCHANGES REGARDLESS OF RESULTS.

NORTHCAPITAL

IDENTITY VERIFICATION SERVICES ADDENDUM TO SOFTWARE AND SERVICES LICENSE AGREEMENT

This Identity Verification Services Addendum to Software and Services License Agreement (including any exhibits referenced herein, collectively, this "Addendum") made and effective as of the Effective Date, contains the terms and conditions upon which NCIT will make available to Licensee through its wholly-owned subsidiary, North Capital Private Securities Corporation ("NCPS", and together with NCIT, as applicable, "North Capital"), the Identity Verification Services (as defined below). NCPS shall be a third party beneficiary to this Addendum.

NCIT and Licensee are parties to a certain Software and Services License Agreement, which contains the terms and conditions upon which NCIT has granted to Licensee a revocable, non-exclusive, non-transferable and non-sublicensable license to use certain software, computer programs, business processes, integrated services and documentation as more particularly described therein, and to which this Addendum is incorporated therein by this reference and made a part thereof with respect to the Identity Verification Services (as may be amended or restated from time to time and including this Addendum and any other outstanding addendums for the Services, collectively, the "Agreement"). Capitalized terms used in this Addendum and not otherwise defined shall have the meanings set forth in the Agreement.

1. Additional Definitions. When used in this Addendum, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:

"Addendum" has the meaning set forth in the preamble.

"Addendum Term" has the meaning set forth in Section 5.1.

"Agreement" has the meaning set forth in the preamble.

"Identity Verification Fees" has the meaning set forth in Exhibit A.

"Identity Verification Services" means information review services performed by NCPS as a U.S. registered broker-dealer through NCIT's technology to verify the identity of potential investors or other participants ("Applicant") relating to know-your-customer ("KYC") and anti-money laundering ("AML") as set forth in Exhibit B, as such services are requested of North Capital by or on behalf of Licensee or an Authorized User, such services to constitute "Services" as defined in the Agreement.

"NCPS" has the meaning set forth in the preamble.

"North Capital" has the meaning set forth in the preamble.

"Third Party Services" has the meaning set forth in Section 8.

2. Identity Verification Services.

2.1 During the Addendum Term, North Capital shall, or shall cause its designated representatives and agents to, complete the Identity Verification Services with respect to an Applicant within three business days of notice and receipt of all authorizations, information, records and data (including as outlined in Exhibit B) and in the form required for North Capital to perform the Identity Verification Services with respect to such Applicant.

2.2 Licensee authorizes and directs North Capital and its designated representatives and agents to: (a) conduct the Identity Verification Services; and (b) disclose, use and retain any authorizations, information, records and data received in connection with this Addendum as required or advisable to provide the Identity Verification Services or otherwise to comply with Law.

2.3 All Services are subject to the Privacy Policy and Terms of Use. THE IDENTITY VERIFICATION SERVICES ARE BEING PROVIDED "AS IS" AND NORTH CAPITAL HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHER.

3. Licensee Responsibilities. Licensee shall provide to North Capital all authorizations, information, records and data and in the form required for North Capital to perform the Services. Licensee is solely responsible for the security of any data on Licensee's website, Licensee's servers, in Licensee's possession or that Licensee is otherwise authorized to access or handle, including, without limitation, data of Applicants. Notwithstanding, in North Capital's sole discretion, North Capital may take any action to maintain the integrity and security of the Identity Verification Services, or to prevent harm to Licensee, North Capital, Authorized Users or others. Licensee waives any right to any claim against North Capital for losses Licensee may incur that may result from such action or inaction with respect thereto. Licensee is solely responsible for any relationship with Authorized Users and Applicants, including in connection with the Identity Verification Services.

4. Identity Verification Fees; Payments.

4.1 Licensee shall pay NCIT the Identity Verification Fees in accordance with Section 8 of the Agreement as amended by this Section 4.1. Section 8.2 (Fee Increases) of the Agreement shall apply to the Identity Verification Fees. North Capital may update the Identity Verification Fees from time to time as set forth therein.

4.2 Licensee is solely responsible for determining what taxes, if any, apply to the use of the Identity Verification Services and for assessing, collecting, reporting and remitting applicable taxes as required by Law.

5. Addendum Term and Termination.

5.1 The term of this Addendum commences as of the Effective Date and will continue in effect until terminated as set forth in Section 5.2 below (the "Addendum Term"). The termination of the Agreement shall constitute a termination of this Addendum (unless otherwise agreed by the parties).

5.2 This Addendum may be terminated by either party as set forth in Section 10.3 of the Agreement. In addition, North Capital

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may suspend the Identity Verification Services or terminate this Addendum at any time for any or no reason by providing Licensee with written notice, including, without limitation, if (a) Licensee uses the Identity Verification Services in a prohibited manner or otherwise does not comply with any of the provisions of this Addendum; (b) any Law requires North Capital to do so; or (c) North Capital is otherwise entitled to do so under this Addendum.

5.3 This Section 5.3 is in addition to the effects of expiration or termination of the Agreement pursuant to Section 10.4 of the Agreement. The termination of this Addendum shall not relieve Licensee of its obligations arising from or relating to activities in connection with its use of the Identity Verification Services prior to such termination or to pay any amounts, fees or expenses. Upon termination of this Addendum: (a) Licensee shall immediately remove all North Capital logos or references from Licensee's website in connection with the Identity Verification Services; (b) if the Addendum is terminated by North Capital for breach of this Addendum, at North Capital's election North Capital may terminate the Agreement; (c) North Capital reserves the right (but has no obligation) to delete all of Licensee Data stored on North Capital's or its affiliates' servers; (d) North Capital will not be liable to Licensee for compensation, reimbursement or damages related to use of the Identity Verification Services, or any termination or suspension of the Identity Verification Services or handling of Licensee Data; (e) Licensee shall pay or cause to be paid such amounts then due and payable, together with all previously accrued but not yet paid amounts as provided in Section 4, Exhibit A or otherwise, on receipt of North Capital's invoice therefor; and (f) Licensee shall remain liable and responsible with respect to representations, warranties or covenants (including, without limitation, any amounts payable) occurring prior to the date of such termination, whether or not claims relating to such representations, warranties or covenants shall have been made before or after such termination.

5.4 The provisions set forth in the following sections, and any other rights or obligations of the parties in this Addendum that, by their nature, should survive termination or expiration of this Addendum, shall survive any expiration or termination of this Addendum (including, without limitation, Section 4 (Identity Verification Fees; Payments), this Section 5 and Section 7 (Additional Licensee Indemnification)).

6. Representations and Warranties. In addition to the representations, warranties and covenants in the Agreement and in other sections of this Addendum, Licensee further represents, warrants and covenants to North Capital as of the Effective Date and at all times during the Addendum Term, as follows: (a) Licensee shall, and shall cause each Authorized User to, be bound by and comply with this Addendum, as applicable to the use of the Identity Verification Services; (b) Licensee shall be liable for any breach of this Addendum, and any misuse or unauthorized use of the Identity Verification Services; (c) Licensee shall conduct its business as it relates to this Addendum, including, without limitation, the access to and use of the Identity Verification Services, in compliance with this Addendum and all Law (including, without limitation, transactions involving securities, privacy and handling of data), and has obtained and maintains all licenses, registrations, approvals and consents as are necessary or advisable to conduct such business; (d) all information provided to North Capital shall be true, correct and complete and North Capital shall (i) be entitled to rely upon and assume the accuracy and completeness of all such information without independent investigation, and (ii) not be responsible or otherwise liable for verifying the adequacy, accuracy or completeness thereof for any purpose; (e) Licensee's representations, warranties and covenants are continuing and deemed to be reaffirmed each time Licensee uses the Identity Verification Services; and (f) Licensee shall promptly notify North Capital if any representation, warranty or covenant ceases to be true, correct, accurate and complete and shall thereafter discontinue use of the Identity Verification Services.

7. Additional Licensee Indemnification. In addition to Licensee's and its affiliates' joint and several obligation to release, indemnify, defend and hold harmless NCIT Indemnitees as set forth in Section 12.2 of the Agreement, Licensee shall and shall cause its affiliates, jointly and severally, to release, indemnify, defend and hold harmless the NCIT Indemnitees from and against any and all Losses incurred by such NCIT Indemnitees in connection with any Action that arises out of or relates to this Addendum, including, without limitation, Licensee's or an Authorized User's violation of this Addendum or Law, use of the Identity Verification Services or handling of Licensee Data.

8. Third Party Services. North Capital may reference or provide access to third party services, products and promotions that utilize, integrate or provide ancillary services to the Services ("Third Party Services"). These Third Party Services are provided for Licensee convenience only and do not constitute North Capital's approval, endorsement or recommendation of any such Third Party Services. Licensee's access and use of any Third Party Service is based on Licensee's own evaluation and at Licensee's own risk. If Licensee decides to use a Third Party Service, Licensee will be responsible for reviewing, understanding and accepting the terms and conditions associated with such use. North Capital expressly disclaims all responsibility and liability for Licensee use of any Third Party Service. Licensee use of a Third Party Service is subject to that Third Party Service's own terms of use and privacy policies.

9. Ratification; Incorporation by Reference. The parties ratify and affirm each of the terms and provisions of the Agreement, as added to by this Addendum, which shall remain in full force and effect. Except for the addition of this Addendum, and the provisions set forth herein, to the Agreement and definition thereof, this Addendum shall not constitute a modification, acceptance or waiver of the Agreement, any provision thereof or any rights or claims thereunder. Reference to "Agreement" in the

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Agreement shall as of the Effective Date include this Addendum and the various provisions apply hereto and are incorporated herein by reference (including, without limitation, notices, disclaimers of warranties, indemnification, limitations of liability, governing law and jurisdiction, etc.).

10. Conflict. With respect to the Identity Verification Services, in the event of a conflict between any provisions of the Agreement and any provisions of this Addendum, such provision of this Addendum shall control.

11. Entirety. The Agreement, including this Addendum and any other outstanding addendums for the Services, constitutes the sole and entire agreement between the parties with respect to the subject matter of the Agreement (including this Addendum and any other outstanding addendums for the Services) and supersedes and merges all prior and contemporaneous proposals, understandings, agreements, representations and warranties, both written and oral, between the parties relating to the subject matter of the Agreement (including this Addendum and any other outstanding addendums for the Services).

* * *

EXHIBIT A – IDENTITY VERIFICATION FEES AND EXPENSES

Licensee shall pay or cause to be paid or reimburse or cause to be reimbursed to NCIT all amounts, fees and expenses as incurred by North Capital or its affiliates in providing the Identity Verification Services (collectively, "Identity Verification Fees"), as are invoiced by NCIT or by means otherwise provided in Section 4 or this Exhibit A, including, without limitation, the following:

Activity	Applicable Fee
Manual Review Fee – Individual	$25.00 per requestKycAml function call*
Manual Review Fee – Entity	$75.00 per level of entity verification*
Automated KYC/AML Check – Basic:	$0.75 per API function call
Automated KYC/AML Check – Enhanced:	$2.00 per API function call
Automated AML Only Check:	$0.10 per performAml or API function call
Background Check:	$100.00 per check (NCPS_BackgroundCheckAuthorization)*

*Review fee based on North Capital's receipt of all authorizations, information, records and data and in the form required for North Capital to perform the Identity Verification Services with respect to such Applicant; NCIT reserves the right to charge an additional review fee upon notice to Licensee in the event an Applicant's authorizations, information, records or data are insufficient in form or substance requiring North Capital's additional review and performance of Identity Verification Services; entity review fee based on a single entity and additional entity beneficial owners subject to review fee.

NCIT may increase the amounts set forth in this Exhibit A by providing written notice to Licensee such increase to be effective as of such notice, and the fees will be deemed amended accordingly without further notice or consent. Licensee may terminate this Addendum upon providing written notice to North Capital pursuant to Section 10.3 of the Agreement.

All such fees are non-refundable regardless of the verification of an Applicant's identity and may be charged by NCIT using the payment information on file with North Capital or otherwise invoiced.

ALL SALES ARE FINAL; NO REFUNDS OR EXCHANGES REGARDLESS OF RESULTS.

EXHIBIT B – IDENTITY VERIFICATION SERVICES

Person	Information Collected	Review
Individuals & Joint Accounts		
US Person	• Name (given name and surname); • social security number; • date of birth; • residence address; and • current government issued photo ID (if US database review is incomplete).	• Review of US databases set forth under KYC below. • If US database review incomplete, manual verification of government issued photo ID.
Non-US Person	• Name (given name and surname); • social security number (if available); • date of birth; • residence address; and • current government issued passport.	• Manual verification of government issued photo ID. • Search of lists set forth below under AML below.

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Person	Information Collected	Review
Trusts		
Revocable or Irrevocable Trust	• Document(s) establishing trust; and • for each trustee, beneficial owner of 20%[1] or more, protector and other person exercising control over the trust and each living grantor of the trust, the information in *US Person* and *Non-US Person* above, as applicable.	• E-check review using NCPS's system (createParty, performKYC). • If e-check review incomplete, manual verification of government issued photo ID.
Other Entities		
Corporations/LLCs/Other	• Document(s) forming entity (e.g., articles or certificates of incorporation, organization or formation, bylaws, operating agreement, etc.) and showing ownership and control of the entity; and • for each officer, beneficial owner of 20% or more and other control person, the information in *US Person* and *Non-US Person* above, as applicable.	• E-check review using NCPS's system (createParty, performKYC). • If e-check review incomplete, manual verification of government issued photo ID.

[1] Beneficial ownership determined pursuant to published Financial Crimes Enforcement Network (FinCEN) guidance.

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Know Your Customer (KYC) and Anti Money Laundering (AML)

KNOW YOUR CUSTOMER (KYC)

KYC is used to cross check an individual's first name, last name, social security number, date of birth, and address against a number of United States databases (listed below) to verify the person's identity. This automatic KYC check through this third party service will fail against any persons who are not U.S. citizens. In order to manually approve a foreign person's KYC status, a government issued photo ID will need to be collected from the person to verify their identity. The United States databases that are checked include the following:

- Businesses
- Bankruptcy
- Driver's License
- Directory Assistance
- Reverse Look Up & Mobile
- Civil Court
- Motor Vehicles and Boat
- Hunting/Fishing License
- Merchant Vessel
- Geolocation
- Official Records
- Person Search
- Professional Licenses
- Property Assessment
- Credit Headers
- Property Deed
- Voter Registration
- Corporations
- UCC Filings
- Internet Domain Name
- Delaware Corporations
- Criminal Conviction
- Concealed weapons Permit
- DEA Controlled Substances Licenses
- FAA Aircraft
- FAA Pilot
- Federal Firearms and Explosives License
- Florida Accidents

ANTI MONEY LAUNDERING (AML)

AML is used to cross check an individual's name against a number of global watch lists (listed below) to verify that the person isn't a wanted person. This check will work for both U.S. persons and non-U.S. persons. If an individual fails this check, this means that this person's name was at least a 90% match with a name on a watch list. It is extremely rare that the individual who fails this check is actually the person on the list but even so, a government issued photo ID needs to be collected to verify. The following lists are checked for AML:

- OFAC
- PEP (Politically Exposed Persons)
- Non SDN Consolidated Sanctions (PLC, FSE, ISA, SSI)
- Defense Trade Controls (DTC) Debarred Parties
- Commodity Futures Trading Commission Sanctions List of Regulatory and Self-Regulatory Authorities
- Bank of England Sanctions List (BOL)
- World Bank Ineligible Firms

List continued on following page...

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Know Your Customer (KYC) and Anti Money Laundering (AML)

- FBI Fugitives 10 Most Wanted, Most Wanted
- Terrorists and Monthly Most Wanted
- Financial Crimes Enforcement Network
- Foreign Agent Registrations
- International Police Most Wanted
- OFAC - Enhanced Sanctioned Countries
- Office of Controller of Currency of Unauthorized Banks
- Office of the Superintendent of Financial Institutions (OSFI) - Canada
- State Department Terrorist Exclusions
- Terrorists Inside of European Union
- Terrorists Outside of European Union
- United Nations Named Terrorists
- US Bureau of Industry and Security - Unverified Entity List
- US Bureau of Industry and Security - Unverified Entity List
- US Bureau of Industry and Security - Denied Person List